Item 30. Exhibit (h) i. j. 1. vii.
Amendment No. 6 to Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Massachusetts Mutual Life Insurance Company
C.M. Life Insurance Company
MML Distributors, LLC
Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company (together the “Company”), and MML Distributors, LLC, (“MMLD”), your distributor, (the Company and MMLD collectively referred to as “you” or “your”) on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated May 1, 2000 and subsequently amended April 15, 2001, May 1, 2003, June 5, 2007, October 25, 2010, January 15, 2013, and further modified by an addendum dated March 20, 2012 (the “Agreement”). The Parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.
WHEREAS, the Company’s affiliate, MML Strategic Distributors, LLC (“MSD”) replaced MMLD as the principal underwriter/distributor for the Company effective as of April 1, 2014;
WHEREAS, the Parties wish to amend the Agreement to reflect the change of distributor for the Company and update Schedules of the Agreement.
A M E N D M E N T
For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	MML Strategic Distributors, LLC (“MSD”), as the principal underwriter/distributor for the Company, is hereby added as a Party to the Agreement.

2.	MMLD is removed as a Party to the Agreement and all references in the Agreement to the term “Distributor” are replaced with “MSD”.

3.	Schedules A, B, C and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B, C and G attached hereto, respectively.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment as of August 6, 2014.

The Trust: Only on behalf of each Portfolio listed on Schedule C of the Agreement.	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

	By:	/s/ Karen L. Skidmore
	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/ Christopher Felchlin
	Name:	Christopher Felchlin
	Title:	Vice President

The Company:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

	By:	/s/ Richard J. Byrne
	Name:	Richard J. Byrne
	Title:	Vice President

C.M. LIFE INSURANCE COMPANY

	By:	/s/ Richard J. Byrne
	Name:	Richard J. Byrne
	Title:	Vice President

The Distributor for the Company:	MML STRATEGIC DISTRIBUTORS, LLC

	By:	/s/ Wendy Benson
	Name:	Wendy Benson
	Title:	President

Former Distributor for the Company:	MML DISTRIBUTORS, LLC

	By:	/s/ Melissa Millan
	Name:	Melissa Millan
	Title:	Senior Vice President

Schedule A
The Company and Its Distributor
THE COMPANY
Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
A life insurance company organized under Massachusetts law.
C.M. Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
A life insurance company organized under Connecticut law.
MML Strategic Distributors, LLC
1295 State Street
Springfield, Massachusetts 01111
A limited liability company organized under Delaware law.

Schedule B
Accounts of the Company

Name of Account	SEC Registration Yes/No

C.M. Life Variable Life Separate Account I	Yes
Massachusetts Mutual Variable Life Separate Account I	Yes

Schedule C
Available Portfolios and Classes of Shares of the Trust
Franklin Small Cap Value VIP Fund - Class 2
Templeton Foreign VIP Fund - Class 2
In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)
the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)
we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o

Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA 94403
With respect to the following agreement(s) (collectively, the “Agreement”)
(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):

Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios
Listing of current classes for your reference:
            Class 1 (no 12b-1 fee);
            Class 2 (12b-1 fee of 25 bps);
            Class 4 (12b-1 fee of 35 bps); or
            Class 5 (12b-1 fee of 10 bps).
Offering Date(s)

Name and title of authorized person of insurance company:
Contact Information:

Schedule G

Addresses for Notices

To the Company:	Massachusetts Mutual Life Insurance Company, or C.M. Life Insurance Company 1295 State Street Springfield, MA 01111-0001 Attention: Office of the General Counsel

To the Distributor for the Company:	MML Strategic Distributors, LLC 1295 State Street Springfield, MA 01111-0001 Attention: Chief Legal Officer

To the Trust:	Franklin Templeton Variable Insurance Products Trust One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc. 100 Fountain Parkway, Bldg. 140 7th Floor St. Petersburg, FL 33716 Attention: Peter Jones, President

If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: General Counsel